                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                        INTERNATIONAL NETWORK SERVICES

                           VALIANT ACQUISITION CORP.

                                      AND

                           VITALSIGNS SOFTWARE, INC.

                  AMENDED AND RESTATED AS OF OCTOBER 30, 1998

                               INDEX OF EXHIBITS


EXHIBIT        DESCRIPTION
-------        -----------


Exhibit A      Form of Voting Agreement

Exhibit B      Form of Company Affiliate Agreement

Exhibit C      Form of Parent Affiliate Agreement

Exhibit D      Form of Legal Opinion of Counsel to Parent

Exhibit E      Form of Legal Opinion of Counsel to the Company

Exhibit F      Form of Noncompetition Agreement

Exhibit G      Form of Escrow Agreement

Exhibit H      Amended and Restated Declaration of Registration Rights

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
ARTICLE I  THE MERGER........................................................................  1
   1.1    The Merger.........................................................................  1
   1.2    Effective Time.....................................................................  2
   1.3    Effect of the Merger...............................................................  2
   1.4    Certificate of Incorporation; Bylaws...............................................  2
   1.5    Directors and Officers.............................................................  2
   1.6    Maximum Shares to Be Issued; Effect on Capital Stock...............................  2
   1.7    Dissenting Shares..................................................................  4
   1.8    Surrender of Certificates..........................................................  5
   1.9    No Further Ownership Rights in Company Capital Stock...............................  6
   1.10   Lost, Stolen or Destroyed Certificates.............................................  6
   1.11   Tax and Accounting Consequences....................................................  6
   1.12   Taking of Necessary Action; Further Action.........................................  6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................  7
   2.1    Organization of the Company........................................................  7
   2.2    Company Capital Structure..........................................................  7
   2.3    Subsidiaries.......................................................................  8
   2.4    Authority..........................................................................  8
   2.5    No Conflicts.......................................................................  8
   2.6    Company Financial Statements.......................................................  8
   2.7    No Undisclosed Liabilities.........................................................  9
   2.8    No Changes.........................................................................  9
   2.9    Tax and Other Returns and Reports.................................................. 10
   2.10   Restrictions on Business Activities................................................ 12
   2.11   Title to Properties; Absence of Liens and Encumbrances............................. 12
   2.12   Intellectual Property.............................................................. 12
   2.13   Agreements, Contracts and Commitments.............................................. 14
   2.14   Interested Party Transactions...................................................... 16
   2.15   Compliance with Laws............................................................... 16
   2.16   Litigation......................................................................... 16
   2.17   Insurance.......................................................................... 16
   2.18   Minute Books....................................................................... 16
   2.19   Environmental Matters.............................................................. 16
   2.20   Brokers' and Finders' Fees; Third Party Expenses................................... 17
   2.21   Employee Matters and Benefit Plans................................................. 17
   2.22   Pooling of Interests............................................................... 20
   2.23   Change of Control and Non-Compete Payments......................................... 20
   2.24   Year 2000 Compliance............................................................... 20
   2.25   Backlog............................................................................ 20
   2.26   Certain Payments................................................................... 20
   2.27   Representations Complete........................................................... 21

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................... 21

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                         PAGE
                                                                                         ----
   3.1    Organization, Standing and Power............................................... 21
   3.2    Authority...................................................................... 21
   3.3    Capital Structure.............................................................. 21
   3.4    SEC Documents; Parent Financial Statements..................................... 22
   3.5    No Material Adverse Change..................................................... 22
   3.6    Litigation..................................................................... 22
   3.7    Liabilities of Merger Sub...................................................... 22
   3.8    Pooling of Interests........................................................... 22
   3.9    Restrictions on Business Activities............................................ 22
   3.10   Absence of Liens and Encumbrances.............................................. 22
   3.11   Intellectual Property.......................................................... 23
   3.12   Brokers' and Finders' Fees..................................................... 23

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................... 23
   4.1    Conduct of Business of the Company............................................. 23
   4.2    No Solicitation................................................................ 25
   4.3    Conduct of Business of Parent.................................................. 26

ARTICLE V  ADDITIONAL AGREEMENTS......................................................... 27
   5.1    Consent Solicitation Statement/Information Statement; Board Recommendations.... 27
   5.2    Access to Information.......................................................... 27
   5.3    Confidentiality................................................................ 27
   5.4    Expenses....................................................................... 27
   5.5    Public Disclosure.............................................................. 28
   5.6    Consents....................................................................... 28
   5.7    FIRPTA Compliance.............................................................. 28
   5.8    Reasonable Efforts............................................................. 28
   5.9    Notification of Certain Matters................................................ 28
   5.10   Pooling Accounting............................................................. 28
   5.11   Affiliate Agreements........................................................... 29
   5.12   Additional Documents and Further Assurances.................................... 29
   5.13   Form S-8....................................................................... 29
   5.14   NMS Listing.................................................................... 29
   5.15   Cooperation With Financial Statements.......................................... 29
   5.16   Employment Matters............................................................. 29
   5.17   Director and Officer Indemnification........................................... 29
   5.18   Final Company Capitalization................................................... 29
   5.19   Additional HSR Filings......................................................... 30
   5.20   Resale Registration Statement.................................................. 30

ARTICLE VI  CONDITIONS TO THE MERGER..................................................... 30
   6.1    Conditions to Obligations of Each Party to Effect the Merger................... 30
   6.2    Additional Conditions to Obligations of the Company............................ 31

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                         PAGE
                                                                                         ----
   6.3    Additional Conditions to the Obligations of Parent and Merger Sub............... 31

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION;
   ESCROW................................................................................. 33
   7.1    Survival of Representations and Warranties...................................... 33
   7.2    Obligation of the Company to Indemnify, Reimburse, etc.......................... 33
   7.3    Obligation of Parent to Indemnify, Reimburse, etc............................... 34
   7.4    Limits on Indemnification, Reimbursement, etc................................... 34
   7.5    Escrow Arrangements............................................................. 34

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER........................................... 34
   8.1    Termination..................................................................... 34
   8.2    Effect of Termination........................................................... 36
   8.3    Termination Fee................................................................. 36
   8.4    Amendment....................................................................... 36
   8.5    Extension; Waiver............................................................... 36

ARTICLE IX  GENERAL PROVISIONS............................................................ 36
   9.1    Notices......................................................................... 36
   9.2    Interpretation.................................................................. 37
   9.3    Material Adverse Effect......................................................... 37
   9.4    Counterparts.................................................................... 38
   9.5    Entire Agreement; Assignment.................................................... 38
   9.6    Severability.................................................................... 38
   9.7    Other Remedies.................................................................. 38
   9.8    Governing Law................................................................... 38
   9.9    Rules of Construction........................................................... 39
   9.10   Specific Performance............................................................ 39
   9.11   Stock Certificate Legends....................................................... 39

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is amended and
                                                      ---------
restated as of October 30, 1998, among International Network Services, a California corporation ("Parent"), Valiant Acquisition Corp., a Delaware
                         ------
corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and
                                                      ----------
VitalSigns Software, Inc., a Delaware corporation (the "Company").
                                                        -------

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding
                               ---------------------
options and other rights to acquire or receive shares of Company Capital Stock shall be converted to issued and outstanding shares of capital stock of Parent ("Parent Capital Stock") and outstanding options and other rights to acquire or
  --------------------
receive shares of Parent Capital Stock.

     C. Certain affiliates of the Company previously entered into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Voting
                                                        ---------       ------
Agreement") at the time this Agreement was originally executed.
---------

     D. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions.

     E. The parties intend, having executed this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
                       ----

     F. The parties intend for the Merger to qualify for accounting treatment as a pooling of interests.

     G. The parties previously entered into that certain Agreement and Plan of Reorganization, dated as of October 9, 1998 and desire to make certain amendments to such Agreement and Plan of Reorganization.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL"),
                                                                    ----
Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of

Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".
                              ---------------------

      1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
           --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing
                                                                     -------
Date". On the Closing Date, the parties hereto shall cause the Merger to be
----
consummated by filing a Certificate of Merger with the Delaware Secretary of State (the "Certificate of Merger"), in accordance with the relevant provisions
            ---------------------
of applicable law. The date and time the Merger becomes effective in accordance with the provisions of the DGCL is the "Effective Time".
                                        --------------

      1.3  Effect of the Merger.  At the Effective Time, the effect of the
           --------------------
Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4  Certificate of Incorporation; Bylaws.
           ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      1.5  Directors and Officers.  The director(s) of Merger Sub immediately
           ----------------------
prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

      1.6  Maximum Shares to Be Issued; Effect on Capital Stock.  Subject to
           ----------------------------------------------------
Section 1.6(e), the maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options to acquire Company Capital Stock shall be 4,235,000 (the "Aggregate Share Number"). No adjustment shall be made in the number of shares
 ----------------------
of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from October 9, 1998 to the Closing Date pursuant to the exercise of options to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

           (a) Conversion of Company Capital Stock.
               -----------------------------------

               (i)  Common Stock.  Each share of Common Stock of the Company
                    ------------
("Company Common Stock") issued and outstanding immediately prior to the
  --------------------
Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the product of each such share of Company Common Stock multiplied by the Exchange Ratio (as defined in paragraph (g) below), upon
      -------------
surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

               (ii) Preferred Stock.  The parties acknowledge that the Exchange
                    ---------------
Ratio set forth herein has been established assuming the conversion of all shares of issued and outstanding Company Preferred Stock into shares of Company Common Stock. The parties further acknowledge that there is no assurance that such conversion will occur prior to the Closing. In the event that any shares of presently issued and outstanding Company Preferred Stock remain outstanding as of the Closing, appropriate adjustment shall be made to the Exchange Ratio as necessary to give effect to, and shall be made in accordance with, the Company's Certificate of Incorporation as in effect on October 9, 1998.

           (b) Cancellation of Parent-Owned and Company-Owned Stock.  Each share
               ----------------------------------------------------
of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

           (c) Stock Options.  At the Effective Time, all options to purchase
               -------------
Company Common Stock then outstanding under the Company's 1996 Stock Option Plan (the "Option Plan"), or otherwise, shall be assumed by Parent in accordance with
      -----------
provisions described below.

               (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "Company Option") under the Option Plan
                                        --------------
or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

               (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

              (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

          (d) Capital Stock of Merger Sub.  Each share of Common Stock of Merger
              ---------------------------
Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio.  The Exchange Ratio shall be
              -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after October 9, 1998 and prior to the Effective Time.

          (f) Fractional Shares.  No fraction of a share of Parent Common Stock
              -----------------
will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

          (g) Definitions.
              -----------

              (i)   Exchange Ratio.  The "Exchange Ratio" shall mean the
                    --------------
quotient obtained by dividing (x) the Aggregate Share Number less any Parent Common Stock issued in exchange for Company Preferred Stock by (y) the sum of
(A) the Outstanding Common Amount plus (B) the Outstanding Option Amount.

              (ii)  Escrow Amount.  The "Escrow Amount" shall be that number of
                    -------------
shares of Parent Common Stock issuable pursuant to Section 1.6(a) upon conversion of all of the shares of Company Capital Stock issued and outstanding as of the Effective Time multiplied by 0.10. The Escrow Amount shall consist
                         -------------
entirely of fully-vested shares of Parent Common Stock, except that to the extent any stockholder of the Company does not have sufficient vested shares of Parent Common Stock to fund fully such stockholder's share of the Escrow Amount, any such shortfall shall be satisfied with unvested shares of Parent Common Stock.

              (iii) Outstanding Common Amount.  The "Outstanding Common Amount"
                    -------------------------
shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (taking into account all shares of Company Preferred Stock that shall have been converted into Company Common Stock as of such time).

              (iv)  Outstanding Option Amount.  The "Outstanding Option Amount"
                    -------------------------
shall mean the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding options to acquire shares of Company Common Stock immediately prior to the Effective Time.

      1.7 Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with the DGCL and, to the extent applicable to the Company, the California Corporations Code (the "CCC") who, as of the Effective Time, has not effectively withdrawn or
           ---
lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be
                                            -----------------
converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the DGCL.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash in lieu of fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

      1.8 Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  Prior to the Effective Time, Parent shall
              --------------
designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger.
                     --------------

          (b) Parent to Provide Common Stock.  Promptly after the Effective
              ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under
Section 1.6 by virtue of ownership of outstanding shares of Company Capital
Stock.

          (c) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such

Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund (as defined in Section 7.5 below) on such holder's behalf pursuant to Section 7.5 hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

           (d) Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

           (e) Transfers of Ownership.  If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

           (f) No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.9  No Further Ownership Rights in Company Capital Stock.  All shares of
           ----------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates
           --------------------------------------
evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6.

      1.11 Tax and Accounting Consequences. It is intended by the parties hereto
           -------------------------------
that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and
                                                                   ----
(ii) qualify for accounting treatment as a pooling of interests.

      1.12 Taking of Necessary Action; Further Action. If, at any time after the
           ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub effective as of October 9, 1998, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by the Company to Parent (the

"Company Schedules") and dated as of October 9, 1998, as follows:
 -----------------

      2.1 Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 9.3) on the Company. The Company has delivered a true, correct and complete copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

      2.2 Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 7,458,012 shares are issued and outstanding and 10,000,000 shares of Company Preferred Stock. The authorized Company Preferred Stock consists of 954,000 shares of Series A Preferred, of which 954,000 shares are issued and outstanding, 3,235,227 shares of Series B Preferred, of which 3,235,227 shares are issued and outstanding, and 797,006 shares of Series C Preferred, of which 797,006 shares are issued and outstanding. The Company Capital Stock is held of record by the persons, with the domicile addresses and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) The Company has reserved 3,948,500 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 778,650 shares are subject to outstanding, unexercised options and 1,134,524 shares remain available for future grant. The Company has reserved 76,500 shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan. Schedule 2.2(b) sets forth for each Company Option outstanding at October 9, 1998, the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except for the Company Options described in
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the Company Options described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options (in their capacity as such) do not have any rights to prior notice of the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

      2.3 Subsidiaries.  The Company does not have and has never had any
          ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

      2.4 Authority.  Subject only to the approval of the Merger and this
          ---------
Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is (i) the approval by vote or written consent of the holders of a majority of the Company Preferred voting together as a single, separate class, (ii) the approval by vote or written consent of a majority of the Series A Preferred and Company Common Stock voting together as a single, separate class, (iii) the approval by vote or written consent of the Series B Preferred and Series C Preferred voting together as a single, separate class, and (iv) the approval by vote or written consent of a majority of the holders of the Company Capital Stock voting together as a
single, separate class.   The execution and delivery of this Agreement and the
consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

      2.5 No Conflicts.  Except as set forth on Schedule 2.5, subject only to
          ------------
the approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the
                                  --------
Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger
                -------------------
any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such other consents, waivers, authorizations,
              -------
filings, approvals and registrations which are set forth on Schedule 2.4.

      2.6 Company Financial Statements.  Schedule 2.6 sets forth the Company's
          ----------------------------
audited balance sheets as of December 31, 1997 and 1996 (the "Balance Sheets")
                                                              --------------
and the related audited statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 and for the period from August 15, 1996 (inception) through December 31, 1996 and the Company's unaudited balance sheets dated as of June 30, 1998 and August 31, 1998 and the unaudited statements of operations for the six-month period ended June 30, 1998 (collectively, the "Company Financials"). The Company Financials have been
                    ------------------
prepared in accordance with generally accepted accounting principles ("GAAP")
                                                                       ----
applied on a consistent basis throughout the periods presented except that the unaudited Company Financials do not contained the footnotes required by GAAP and are subject to normal year-end adjustments which will not be material individually or in the aggregate. The Company Financials fairly present the financial position of the Company as of their dates and results of operations for the periods then ended.

      2.7 No Undisclosed Liabilities.  Except as set forth in Schedule 2.7, the
          --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been recorded in the Balance Sheet or disclosed in the Company Financials, or (ii) has not arisen in the ordinary course of the Company's business since December 31, 1997, consistent with past practices.

      2.8 No Changes.  Except as set forth in Schedule 2.8, there has not been,
          ----------
occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices since August 31, 1998;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company since August 31, 1998;

          (c) capital expenditure or commitment by the Company of $100,000 in any individual case or $250,000 (other than the real estate lease set forth on Schedule 2.11(a))in the aggregate since August 31, 1998;

          (d) destruction of, damage to or loss of any material assets, placed order of the Company (whether or not covered by insurance) since August 31, 1998;

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action since August 31, 1998;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company since December 31, 1997;

          (g) revaluation by the Company of any of its assets since December 31, 1997;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the

Company of any of its capital stock since August 31, 1998 other than the redemption of Company Common Stock from terminated employees of the Company at the original sales price pursuant to the terms of the agreements pursuant to which such Company Common Stock was issued and sold;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement since August 31, 1998;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices since August 31, 1998;

          (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound since August 31, 1998 except in the ordinary course of business;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices since August 31, 1998;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company since August 31, 1998 except in the ordinary course of business;

          (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs since December 31, 1997;

          (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.12 below) or of infringement by the Company of any third party's Intellectual Property rights since December 31, 1997;

          (p) issuance or sale by the Company of any of its shares of capital stock since August 31, 1998 other than issuances of Company securities upon the conversion of other securities issued by the Company or pursuant to the exercise of stock options granted by the Company;

          (q) issuance or sale by the Company of any securities exchangeable, convertible or exercisable for Company Capital Stock, or of any other of its securities since August 31, 1998;

          (r) change in pricing or royalties set or charged by the Company to its customers or licensees except in the ordinary course of business or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company since August 31, 1998;

          (s) event or condition of any character that has had a Material Adverse Effect on the Company since August 31, 1998; or

          (t) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.9 Tax and Other Returns and Reports.
          ---------------------------------

          (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
              -------------------                                        ---
or, collectively, "Taxes", means any and all federal, state, local and foreign
                   -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.  Except as set forth in Schedule 2.9:
              ----------------------

              (i) The Company as of the Effective Time will have prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed by such date relating to
                         -------
any and all Taxes concerning or attributable to the Company or its operations and such Returns are or will be true and correct and have been completed in accordance with applicable law.

              (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

              (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

              (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

              (v) The Company does not have any liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved against on the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

              (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns filed to date for all periods since the date of Company's incorporation.

              (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or
                           -----
attributable to Taxes except liens for current taxes not yet delinquent.

              (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

              (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

              (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

              (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

              (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

              (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

      2.10  Restrictions on Business Activities.  There is no agreement
            -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.11  Title to Properties; Absence of Liens and Encumbrances.
            ------------------------------------------------------

            (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.11(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms. The Company is not in default under any of such leases. To the Company's knowledge, no other party to any of such leases is in default under any of such leases.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.11(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

      2.12  Intellectual Property.
            ---------------------

            (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks (as well as all goodwill associated therewith), trade names, service marks (as well as all goodwill associated therewith), copyrights and mask works, any applications for and registrations of such trademarks, trade names, service marks owned or presented licensed by the Company, copyrights, and all proprietary processes, formulae, methods, schematics, technology, know-how, computer software programs (including all source code), object code, firmware, development tools, files records and data) or applications and other tangible or intangible proprietary information or material constituting or incorporating trade secrets of the Company, all World Wide Web addresses, sites and domain names and any corresponding or equivalent rights to any of the foregoing anywhere in the world, that are used in and/or necessary to conduct the business of the Company as currently conducted (the "Company Intellectual Property Rights"). Schedule
                                                                     --------
2.12(a) identifies (i) all patents and patent applications and all trademarks,
-------
registered copyrights, trade names and service marks owned or licensed by the Company and used in connection with the operation or conduct of its business, including the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed; (ii) all material licenses, sublicenses, distribution agreements and other agreements as to which the Company is a party and pursuant to which any entity is authorized to use any the Company Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any Company product or any adaptation, translation or derivative work based on a Company product or any portion thereof; (iii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party Intellectual Property rights whatsoever ("Company Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Company product that is material to the business of the Company, and (iv) all contacts and agreement pursuant to which any entity, including any third party developer or consultant, has developed any device or technology, authored any work, or otherwise created anything in which any intellectual property rights might arise, either separately or jointly with the Company or any other entity, which the Company uses or possesses, or which the Company believes it owns.

          (b) The Company is not in breach of any of the contracts, licenses and agreements set forth in Sections 2.12(a)(ii), (iii) and (iv) above and, to the knowledge of the Company, no other party to such contracts, licenses and agreements is in breach of or has failed to perform materially thereunder.

          (c) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, (i) in breach of any license, sublicense or other agreement relating to the Company Intellectual Property Rights or the Company Third Party Intellectual Property Rights, or (ii) obligated to grant to any third party any rights or licenses with respect to any Company Intellectual Property Rights.

          (d) To the Company's knowledge, all patents registered trademarks, service marks and copyrights held by the Company are valid and subsisting.

          (e) To the Company's knowledge, the operation of the Business, including (i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, distribution, performance, display, creation of derivative works of, or the exploitation of any device or work, including any of the foregoing with respect to products, technology or services currently under development by Company, does not, and will not when conducted in substantially the same manner following the Closing by Buyer, infringe or misappropriate any copyrights, trademark, trade secret or mask work of any entity, or constitute unfair competition or trade practices under the laws of any jurisdiction, and except as set forth on Schedule 2.12, the Company has not received notice from any entity claiming that such operation or any act, product, technology or service of the Business infringes or misappropriates the Intellectual Property of any entity or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor). Without limiting the foregoing, The Company has not misappropriated the trade secrets of, or infringed the copyright or mask work of any third party. To the Company's knowledge, the operation of the Company's business does not infringe any specific patent of any particular third party. The Company makes no representation with respect to third party patent rights except as expressly set forth herein.

          (f) Schedule 2.12(f) lists all agreements, licenses and contracts
              ----------------
pursuant to which Company has agreed to indemnify, hold harmless, or otherwise agree to be liable for any losses cost or damages of, a third party with respect to any Intellectual Property or product or service of Company.

          (g) Except as set forth on Schedule 2.12(g), the consummation of the
                                     ----------------
transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of Company in any Company Intellectual Property Right or result in the breach or termination of any license, contract or agreement to which Company is a party respecting any material Company Intellectual Property.

          (h) To the knowledge of the Company, no entity is infringing or misappropriating any Company Intellectual Property Right.

          (i) Schedule 2.12(i) lists all action, including the payment of any
              ----------------
fees, that must, or should be performed by, or on behalf of, the Company in the ninety-day period following the Closing Date, with respect to any application for, perfection of, preservation of, or continuation of any rights of Company with respect to any Company Intellectual Property Right, including the filing of any patent applications, response to Patent Office actions or payment of fees, including renewal fees.

          (j) The Company has not claimed small business status, or other particular status in the application for any Company Intellectual Property Rights which claim of status was not at the time made, or which has since become inaccurate or false or that will no longer be true and accurate as a result of the Closing.

          (k) All software products of the Company were written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly assigned all of their rights, including Intellectual Property rights in such products to the Company, and no third party owns or has any rights to the software products or any Intellectual Property rights developed by or on behalf of the Company other than pursuant to contracts identified on Schedule 2.12 and licenses granted pursuant to the Company's standard form of license agreement.

          (l) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property Rights invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Intellectual Property for which it has obtained registrations invalid or unenforceable, or would adversely effect any pending application for any Company Intellectual Property Rights and the Company has not misrepresented, or failed to disclose, and is not aware of any misrepresentation or failure to disclose, any fact or circumstances in any application for any such Company Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any registration for Company Intellectual Property.

          (m) Except as set forth on Schedule 2.12(m), the Company has taken all steps reasonable under the circumstances to protect the confidentiality and trade secret status of any material confidential information of the Company and knows of no basis on which it could be claimed that the Company has failed to protect the confidentiality of any material Confidential Information of the Company.

          (n) All employees of the Company have entered into a valid and binding agreement with the company sufficient to vest title in the Company of all Intellectual Property created by such employee in the scope of his or her employment with the Company.

          2.13  Agreements, Contracts and Commitments.  Except as set forth on
                -------------------------------------
Schedule 2.13(a), the Company does not have, is not a party to nor is it bound by:

                (i)    any collective bargaining agreements,

                (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement with a firm or other organization,

                (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                (vi)   any fidelity or surety bond or completion bond,

                (vii) any lease of personal property having a value individually in excess of $100,000,

                (viii) any agreement of indemnification or guaranty other than those substantially the same as the agreements of indemnification or guarantees attached hereto as Schedule 2.13,

                (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                (x) any agreement relating to capital expenditures and involving future payments in excess of $100,000,

                (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                (xiii) any purchase order or contract for the purchase of raw materials involving $100,000 or more,

                (xiv)  any construction contracts,

                (xv) any distribution, joint marketing or development agreement,

                (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

                (xvii) any other agreement that involves $100,000 or more or is not cancelable without penalty within thirty (30) days.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.13(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.13(a) or Schedule
2.12 (any such agreement, contract or commitment, a "Contract").  Each Contract
                                                     --------
is in full force and effect and, except as otherwise disclosed in Schedule 2.13(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

      2.14  Interested Party Transactions. Except as set forth on Schedule 2.14,
            -----------------------------
to the Company's knowledge, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) an economic interest in any entity that purchases from, or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.13(a) or Schedule 2.12; provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.14 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arms-length relationship.

      2.15  Compliance with Laws.  The Company has complied in all material
            --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

      2.16  Litigation.  Except as set forth in Schedule 2.16, there is no
            ----------                          -------------
action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.16, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such, by or before any governmental entity. Schedule 2.16 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

      2.17  Insurance. With respect to the insurance policies and fidelity bonds
            ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      2.18  Minute Books.  The minute books of the Company provided to counsel
            ------------
for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

      2.19  Environmental Matters.
            ---------------------

           (a) Hazardous Material.  The Company has not:  (i) operated any
               ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and
-------------------
safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b) Hazardous Materials Activities.  The Company has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of October 9, 1998 to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) Permits. The Company currently holds all environmental approvals,
               -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

           (d) Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

      2.20 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth
           ------------------------------------------------
on Schedule 2.20, the Company has not incurred, nor will it incur, directly or
   -------------
indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.20 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

      2.21 Employee Matters and Benefit Plans.
           ----------------------------------

          (a) Definitions.  With the exception of the definition of "Affiliate"
              -----------
set forth in Section 2.21(a)(i) below (such definition shall only apply to this Section 2.21), for purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i)    "Affiliate" shall mean any other person or entity under
                      ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

              (ii)   "ERISA" shall mean the Employee Retirement Income
                      -----
Security Act of 1974, as amended;

              (iii)  "Company Employee Plan" shall refer to any plan, program,
                      ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

              (iv)   "Employee" shall mean any current, former, or retired
                      --------
employee, officer, or director of the Company or any Affiliate;

              (v)    "Employee Agreement" shall refer to each management,
                      ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

              (vi)   "IRS" shall mean the Internal Revenue Service;
                      ---

              (vii)  "Multiemployer Plan" shall mean any "Pension Plan" (as
                      ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

              (viii) "Pension Plan" shall refer to each Company Employee Plan
                      ------------
which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b) Schedule.  Schedule 2.21(b) contains an accurate and complete list
              --------
of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents.  The Company has provided to Parent (i) correct and
              ---------
complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with
                                                               ---
respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (d) Employee Plan Compliance.  Except as set forth on Schedule
              ------------------------
2.21(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans.  The Company does not now, nor has it ever,
              -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans.  At no time has the Company contributed to or
              -------------------
been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  Except as set forth in Schedule
              ------------------------------
2.21(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

           (h)  Effect of Transaction.
                ---------------------

                (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.21(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment

(whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                (ii) Except as set forth on Schedule 2.21(h)(ii) with respect to any written agreement entered into by the Company, no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i) Employment Matters.  The Company (i) is in compliance in all
              ------------------
material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j) Labor.  No work stoppage or labor strike against the Company is
              -----
pending or, to the knowledge of the Company, threatened.  Except as set forth in
Schedule 2.21(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company. Except as set forth in Schedule 2.21(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

      2.22  Pooling of Interests. The Company, to its knowledge and based upon
            --------------------
consultation with its independent auditors, has not taken or agreed to take any action, and is not aware of any condition, that (without giving effect to any action taken or agreed to be taken by the Company) would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

      2.23  Change of Control and Non-Compete Payments.  Schedule 2.23 sets
            ------------------------------------------   -------------
forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees, officers and directors of the Company as a result of or in connection with the Merger.

      2.24  Year 2000 Compliance.  The Company's computer systems, software and
            --------------------
software products are able to accurately (i) process any date rollover, (ii) process calculations or computations regardless of the dates used in such calculations whether before, on or after January 1, 2000, (iii) accept and respond to two digit year date input in a manner that resolves any ambiguities as to the century in an appropriate manner and (iv) store and display date data in a manner that is unambiguous as to the century.

      2.25  Backlog.  Schedule 2.25 sets forth a summary of the Company's
            -------   -------------
backlog (including deferred revenue recorded on the Company Financials) as of August 31, 1998, which includes the total backlog at such date reflected in written agreements and a monthly breakdown of the expected shipment dates for the orders represented by such backlog. All orders reflected in such backlog are evidenced by written purchase orders or contracts. All such orders or contracts are firm, fixed, committed and non-cancelable. To the Company's knowledge, the Company will collect the revenue from such orders and contracts in accordance with the terms of their respective purchase orders or contracts, including without limitation receiving payment in accordance with the payment deadlines set forth therein.

      2.26  Certain Payments.  At the Effective Time, the holders of Series B
            ----------------
Preferred and Series C Preferred will not be entitled to any consideration other than the right to receive Parent Common Stock and cash in lieu of fractional shares to which such holders would be entitled pursuant to the terms of this Agreement.

      2.27  Representations Complete.  None of the representations or warranties
            ------------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement taken as a whole contained at October 9, 1998 or will contain at the Effective Time, any untrue statement of a material fact, or omitted at October 9, 1998 or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company and its stockholders as follows:

      3.1  Organization, Standing and Power.  Parent is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the laws of the State of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

      3.2  Authority.  Parent and Merger Sub have all requisite corporate power
           ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. The Boards of Directors of Parent and Merger Sub have unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

      3.3  Capital Structure.
           -----------------

          (a) The authorized stock of Parent consists of 75,000,000 shares of Common Stock, of which 33,010,460 shares were issued and outstanding as of September 14, 1998, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of October 9, 1998, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The Company has reserved 2,000,000 shares of Parent Common Stock for issuance to employees and consultants pursuant to its 1998 Nonstatutory Stock Option Plan, of which at September 14, 1998, 1,475,200 shares are subject to outstanding, unexercised options and 524,800 shares remain available for future grant.
Parent has reserved 5,500,000 shares of Parent Common Stock for issuance to employees and consultants pursuant to its 1996 Stock Plan, of which at September 14, 1998, 4,544,957 shares are subject to outstanding, unexercised options and 955,043 shares remain available for future grant.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid, nonassessable.

      3.4  SEC Documents; Parent Financial Statements.  Parent has furnished to
           ------------------------------------------
the Company true and complete copies of all forms, reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the

"SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange
----                                                               --------
Act"), for all periods subsequent to March 31, 1998, all in the form so filed
---
(all of the foregoing being collectively referred to as the "SEC Documents").
                                                             -------------
As of their respective filing dates and at the date of any amendment thereto, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects
      ---------------------------
with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Parent has furnished to the Company a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC but which are required to be filed to forms, reports or registration statements which previously have been filed by Parent with the SEC pursuant to the Securities Act or Exchange Act.

      3.5  No Material Adverse Change.  Since June 30, 1998, Parent has
           --------------------------
conducted its business in the ordinary course and there has not occurred (a) any material adverse change in the financial condition, liabilities, assets or business of Parent, or (b) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

      3.6  Litigation.  There is no action, suit, proceeding, claim, arbitration
           ----------
or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

      3.7  Liabilities of Merger Sub.  Merger Sub has no liabilities and has
           -------------------------
conducted no operations.

      3.8  Pooling of Interests.  Neither Parent nor Merger Sub, to its
           --------------------
knowledge and based upon consultation with its independent auditors, has taken or agreed to take any action, or is aware of any condition, that (without giving effect to any action taken or agreed to be taken by the Company) would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

      3.9  Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which Parent or Merger Sub is a party or otherwise binding upon Parent or Merger Sub which has or reasonably could be expected to have the effect of prohibiting or impairing any material business practice of Parent or Merger Sub, any material acquisition of property (tangible or intangible) by Parent or Merger Sub or the material conduct of business by Parent or Merger Sub. Without limiting the foregoing, Parent or Merger Sub have not entered into any agreement under which Parent or Merger Sub is materially restricted from selling, licensing or otherwise distributing any of their products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      3.10  Absence of Liens and Encumbrances.  Parent and Merger Sub have good
            ---------------------------------
and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

      3.11  Intellectual Property.  Parent owns, or has licensed or otherwise
            ---------------------
possesses legally enforceable rights to use, all patents (as well as all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof, and the equivalent or similar rights anywhere in the world in inventions and discoveries), trademarks (as well as all goodwill associated therewith, copyrights and maskworks, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and maskworks, and all proprietary customer lists, processes, formulae, methods, schematics, technology, know-how, computer software programs, object code, firmware, development tools, file records and data or applications and other tangible or intangible proprietary information or material constituting or incorporating trade secrets of Parent and any corresponding or equivalent rights to any of the foregoing anywhere in the world, that are necessary to conduct the business of Parent as currently conducted, as conducted since the inception of Parent, or is reasonably contemplated to be conducted by Parent in the future, except where the failure to do so would have a material adverse effect on Parent. Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement in material breach of any license, sublicense or other agreement relating to its intellectual property or any third party intellectual property.

      3.12  Brokers' and Finders' Fees. Except for fees payable to its financial
            --------------------------
advisor, which are customary as to amount for transactions of this type, Parent and Merger Sub have not incurred, nor will they incur, directly or indirectly, any liability for brokers' or finders' fees, or agents' commissions or any similar charges in connection with the execution of this Agreement or the consummation of any transaction contemplated hereby.


                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1  Conduct of Business of the Company.  During the period from the date
           ----------------------------------
of this Agreement and continuing until the earlier of (i) the termination of this Agreement and (ii) the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unim paired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment or transaction not in the ordinary course of business.

          (b) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to Licenses in the ordinary course of business);

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company outside the ordinary course of business;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules outside the ordinary course of business;

          (e) Commence any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

          (g) Except for the redemption of Company Common Stock from terminated employees at the original cost therefor in accordance with agreements in effect as of the date of this Agreement, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or options, warrants or other rights exercisable therefor;

          (h) Except as set forth on Schedule 4.1 and except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Company Preferred Stock, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (i) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (k) Acquire or agree to acquire any assets in an amount in excess of $100,000 in the case of a single transaction or in excess of $250,000 in the aggregate in any 30-day period;

          (l) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee, except payments made pursuant to written agreements outstanding on October 9, 1998;

          (o) Adopt or amend any employee benefit plan, if such plan or amendment would have general application to employees of the Company;

          (p) Enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in the ordinary course of business;

          (q) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (r) Pay, discharge or satisfy, in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than
(i) the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or provided for in the Company Financial Statements (or the notes thereto), (ii) expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby or (iii) in the ordinary course of business; provided that, subject to
Section 5.4, the Company may pay its professional service providers providing services in connection with the transactions contemplated by this Agreement;

          (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (t) Enter into any strategic alliance;

          (u) Enter into any development agreement or joint marketing agreement other than in the ordinary course of business; or

          (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (u) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

      4.2 No Solicitation.
          ---------------

          (a) Until the earlier of (i) the Effective Time and (ii) the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents or representatives to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the

Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person, other than by Parent (each of the transactions described in clauses (a) through (d) above being an "ACQUISITION PROPOSAL"). In addition to the foregoing, if the Company receives
 --------------------
prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The receipt of unsolicited communications shall not be a violation of this Section 4.2.

          (b) Notwithstanding anything to the contrary in this Agreement, prior to the Effective Time, the Company may, to the extent the Company's board of directors determines in good faith after consultation with outside legal counsel that it is required in the exercise of its fiduciary duties to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c) below, furnish information and afford access to any person, entity or group after such person, entity or group has delivered to the Company, an unsolicited bona fide Acquisition Proposal that the Company's board of directors determines, in its good faith reasonable judgment after consultation with outside counsel and its independent financial advisors would more likely than not result in a transaction more favorable than the Merger to the stockholders of the Company (a "SUPERIOR PROPOSAL"); provided, however, that
                                                         --------  -------
the Company shall (i) provide Parent at least 24 hours prior notice of any meeting at which the Company's board of directors is reasonably expected to contemplate a Superior Proposal and (ii) not accept any Superior Proposal for a period of not less than 48 hours after Parent receives a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing). In addition, notwithstanding the provisions of paragraph (a) above or any other provisions of this Agreement, in connection with a possible Acquisition Proposal, the Company may refer any third party to this Section 4.2 or make a copy of this Section 4.2 available to a third party.

          (c) Notwithstanding anything to the contrary in this Section 4.2, the Company will not provide any non-public information to a third party unless: (i) the Company provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement referenced in Section 5.3, and (ii) such non-public information has been previously delivered or made available to Parent.

     4.3  Conduct of Business of Parent.  During the period from the date of
          -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not (without the prior consent of the Company) (except in connection with a change of domicile of Parent): (i) declare, accrue, set aside or pay any dividend or any other distribution with respect to shares of Parent Common Stock, (ii) repurchase, redeem or otherwise reacquire any shares of Parent Common Stock in an extraordinary manner, (iii) amend or permit the adoption of any amendments to the Certificate of Incorporation of Parent, (iv) take any action that would interfere with its ability to account for the Merger as a pooling of interests, or (v) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or a division thereof, or otherwise acquire or agree to acquire any assets of any other person, or agree to dispose of a material portion of its assets, which, in case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS


      5.1  Consent Solicitation Statement/Information Statement; Board
           -----------------------------------------------------------
Recommendations.
---------------

          (i) As promptly as practicable after the date of this Agreement, the Company shall prepare materials which shall constitute the Company's stockholder solicitation materials with respect to the Merger and the transactions contemplated by this Agreement (the "Consent Solicitation Statement") and Parent will prepare the information statement of Parent with respect to the Parent Common Stock to be issued in connection with the Merger in which the Consent Solicitation Statement will be included (the "Information Statement"). The Information Statement shall include the information required pursuant to Rule 502 promulgated under the Securities Act and an investor suitability questionnaire. Each of Parent and the Company shall use its reasonable best efforts to cause the Information Statement to be mailed to the Company's stockholders at the earliest practicable time. Whenever any event occurs which should be set forth in a supplement to the Information Statement, Parent or the Company, as the case may be, shall promptly inform the other company of such occurrence and cooperate in preparing such supplement. All information contained in the Information Statement relating to the Company shall be the responsibility of the Company and all information contained or incorporated by reference in the Information Statement relating to Parent or Merger Sub shall be the responsibility of Parent.

          (ii) The Company shall use its best efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The Information Statement shall include the unanimous recommendation of the Board of Directors of the Company in favor of the approval and adoption of the Merger and this Agreement.

      5.2  Access to Information.  Subject to any applicable contractual
           ---------------------
confidentiality obligations (which the Company shall use its best efforts to cause to be waived) each party shall afford the others and its auditors, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.
Prior to the Closing, Parent shall deliver to the Company written notice if it has actual knowledge that any representation or warranty made by the Company is inaccurate, referencing the section number of the representation and warranty and specifying the nature of such inaccuracy.

      5.3  Confidentiality. Each of the parties hereto hereby agrees to and
           ---------------
reaffirms the terms and provisions of the Confidentiality Agreement between Parent and the Company dated as of August 12, 1998.

      5.4  Expenses.  Whether or not the Merger is consummated, all fees and
           --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

      5.5  Public Disclosure.  Upon execution and delivery of this Agreement by
           -----------------
the parties hereto, Parent and the Company shall release a jointly prepared announcement describing the Merger. Except as aforesaid, unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

      5.6  Consents.  The Company shall use its best efforts to obtain the
           --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of, and benefits to the Company thereunder.

      5.7  FIRPTA Compliance. On the Closing Date, the Company shall deliver to
           -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

      5.8  Reasonable Efforts.  Subject to the terms and conditions provided in
           ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock.

      5.9  Notification of Certain Matters.  The Company shall give prompt
           -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

      5.10 Pooling Accounting.  Parent and the Company shall each use its best
           ------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its best efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Neither Parent nor the Company shall take any action, including the acceleration of vesting of any options, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

      5.11 Affiliate Agreements.  Schedule 5.11 sets forth those persons who, in
           --------------------
the Company's reasonable judgment, are or may be "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of the Company (collectively, the "Company Affiliates"). Prior to the Closing Date,
                            ------------------
Parent shall cause to be delivered to the Company a certificate of an officer of Parent on behalf of Parent identifying all persons who were, in Parent's view, immediately prior to the Closing Date, "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of Parent (the "Parent Affiliates" and, together with the Company Affiliates, the
 -----------------
"Affiliates").  Prior to the Closing Date, the Company and Parent shall cause
 ----------
each Affiliate to execute and deliver a written Affiliate Agreement, in the form attached as Exhibit C and Exhibit D, respectively. Parent shall be
                 ---------     ---------
entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Company Affiliates, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

      5.12 Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      5.13 Form S-8. Parent shall file a registration statement on Form S-8 for
           --------
the shares of Parent Common Stock issuable with respect to assumed Company Options no later than ten (10) days after the Closing Date.

      5.14 NMS Listing.  Parent shall authorize for listing on the Nasdaq
           -----------
National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

      5.15 Cooperation With Financial Statements.  The Company will use its
           -------------------------------------
commercially reasonable efforts to cause the Company's management and its independent auditors to provide to or assist Parent with the preparation of, as applicable and necessary, the unaudited pro forma combined financial statements of Parent and the unaudited interim financial statements of the Company to be filed by Parent as required by Parent to comply with applicable SEC regulations.

      5.16 Employment Matters.  From and after the Effective Time, (i) all
           ------------------
continuing employees of the Company and all employees of the Company engaged by Parent shall be eligible for employee benefits generally available to employees of Parent to the same extent as all other employees of Parent and (ii) Parent shall grant all continuing employees of the Company credit for service (to the same extent as service with Parent or any subsidiary of Parent is taken into account with respect to similarly situated employees of Parent and its subsidiaries) with the Company for determining benefit levels under such employee benefits. Nothing contained in this Agreement shall create or imply any obligation on the part of Parent, Merger Sub, the Company or the Surviving Corporation to provide any continuing employment right to any individual.

      5.17 Director and Officer Indemnification.  From and after the Effective
           ------------------------------------
Time, Parent will fulfill and honor and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers or indemnification provisions under the Company's Certificate of Incorporation or Bylaws existing prior to October 9, 1998. From and after the Effective Time, such obligations shall be the joint and several obligations of Parent and the Surviving Corporation and, by executing this Agreement, Parent hereby assumes such obligations.

      5.18 Final Company Capitalization.  Prior to the Effective Time, the
           ----------------------------
Company shall deliver to Parent a certificate, signed by a duly authorized officer of the Company and dated as of the Closing Date, that contains a representation and warranty that sets forth the final capital structure of the Company in at least the same detail as provided in Section 2.2.

      5.19 Additional HSR Filings.  The parties agree that if filings under the
           ----------------------
HSR Act are required as a result of Messrs. Kersten or Goetz acquiring shares of Parent Common Stock, then the Company shall pay any required filing fees and expenses (including reasonable attorneys fees) incurred in connection with the preparation of any such filing.

      5.20 Resale Registration Statement.  Parent shall file a registration
           -----------------------------
statement and seek to have it declared effective in accordance with the terms of the Amended and Restated Declaration of Registration Rights attached hereto as Exhibit H covering the resale of the Parent Common Stock to be issued pursuant
---------
to this Agreement. Such registration shall be on the time schedule and subject to the terms and conditions set forth in the Amended and Restated Declaration of Registration Rights. The information supplied by the Company and, to the Company's knowledge, by or on behalf of any stockholder of the Company, for inclusion in the registration statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Parent shall file with the SEC all reports and other documents required of Parent under the Exchange Act in accordance with the terms of the Amended and Restated Declaration of Registration Rights.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

      6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
           ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Stockholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

          (b) No Injunctions or Restraints; Illegality; HSR Act.  No temporary
              -------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect. No litigation challenging the legality of the transactions contemplated by this Agreement shall be pending or overtly threatened. All waiting periods under the HSR Act shall have expired or been terminated early.

          (c) Tax Opinions.  Parent and the Company shall each have received
              ------------
written opinions from their respective tax counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Gray Cary Ware & Freidenrich LLP to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code; provided, however, that if the counsel to either
                            --------  -------
Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (d) Opinion of Auditors. Each of Parent and the Company shall have
              -------------------
received letters dated as of the Closing Date from PricewaterhouseCoopers LLP and Ernst & Young LLP regarding those firms' concurrence with Parent management's and the Company management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

          (e) Nasdaq Listing.  The shares of Parent Common Stock issuable to
              --------------
stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

      6.2  Additional Conditions to Obligations of the Company.  The obligations
           ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Parent and Merger Sub contained in this Agreement shall have been true and correct in all material respects when made, except in such cases (other than the representation in Section 3.1, 3.2 and 3.3) where the failure to be so true and correct would not have a Material Adverse Effect on Parent. In addition, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representation in Section 3.1, 3.2 and 3.3) where the failure to be so true and correct would not have a Material Adverse Effect on Parent. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the President and the Chief Financial Officer of Parent.

          (b) Agreements and Covenants.  Parent and Merger Sub shall have
              ------------------------
performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c) Legal Opinion.  The Company shall have received a legal opinion
              -------------
from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, in substantially the form attached hereto as Exhibit E.
                                                     ---------

          (d) Material Adverse Change.  There shall not have occurred any
              -----------------------
material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent since June 30, 1998. For purposes of this condition, a reduction in the trading price of Parent's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material adverse change.

      6.3  Additional Conditions to the Obligations of Parent and Merger Sub.
           -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of the Company contained in this Agreement shall have been true and correct in all material respects when made, except in such cases (other than the representations in Sections 2.1, 2.2 and 2.4) where the failure to be so true and correct would not have a Material Adverse Effect on the Company. In addition, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.1, 2.2 and 2.4) where the failure to be so true and correct would not have a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and the Chief Financial Officer of the Company.

          (b) Agreements and Covenants.  The Company shall have performed or
              ------------------------
complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

          (c) Legal Opinion.  Parent shall have received legal opinions from
              -------------
Tomlinson Zisko Morosoli & Maser LLP and Gray Cary Ware & Friedenrich LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit F.
                                                                     ---------

          (d) Material Adverse Change.  There shall not have occurred any
              -----------------------
material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since August 31, 1998. For purposes of this condition, the following shall not be considered a material adverse change: (i) any effect or change occurring as a result of any or any combination of any (A) general economic or financial conditions or (B) other developments that are not unique to such person and its subsidiaries but also affect other persons who participate or are engaged in the lines of business in which such person and its subsidiaries participate or are engaged or
(C) any competitor's activities; (ii) any change in or effect on the business, financial condition, assets (including intangible assets) or results of operations of a person and its subsidiaries following the date of this Agreement resulting from a delay or, reduction in or cancellation or change in the terms of purchases from or other transactions with a person or any of its subsidiaries, demonstrated to be proximately caused by the pendency or announcement of this Agreement or the transactions contemplated hereby, to the extent so proximately caused; or (iii) failure in itself, but not any cause thereof, of a person's and its subsidiaries' results of operations to meet any internal or external predictions, projections, estimates or expectations.

          (e) Affiliate Agreements.  Each of the Company Affiliates shall have
              --------------------
delivered an executed Affiliate Agreement which shall be in full force and effect.

          (f) Noncompetition Agreements.  Each person listed on Schedule 6.3(g)
              -------------------------                         ---------------
shall have executed and delivered to Parent a Noncompetition and Nonsolicitation Agreement in substantially the form of Exhibit G and all of such agreements
                                       ---------
shall be in full force and effect.

          (g) Key Employees.  Each person listed on Schedule 6.3(h) shall have
              -------------                         ---------------
accepted an offer of employment with Parent substantially on the terms set forth in Parent's standard form of offer letter or confirmed that he or she shall continue employment with the Company after the Effective Time.

          (h) Escrow Agreement.  Parent, the Company, Escrow Agent and the
              ----------------
Stockholders' Representative (as defined in the Escrow Agreement) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit H (the "Escrow Agreement").
---------       ----------------

          (i) Dissenters' Rights.  Holders of more than 5% of the outstanding
              ------------------
shares of Company Capital Stock shall not be eligible to exercise appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (j) Resignation of Directors and Officers.  All directors and officers
              -------------------------------------
of the Company shall have resigned their respective offices as directors and officers of the Company effective as of the Effective Time.

          (k) Termination of 401(k) Savings Plan.  The Company shall have
              ----------------------------------
terminated its 401(k) Savings Plan.

          (l) Fairness Opinion.  On or before October 23, 1998, Parent shall
              ----------------
have received a fairness opinion from Broadview International LLC.

          (m) Investment Representation Statements.  Each stockholder of the
              ------------------------------------
Company who is to receive shares of Parent Common Stock in connection with the Merger shall have executed and delivered to Parent an Investment Representation Statement that contains certain representations and agreements and agreeing to be bound by certain terms of this Agreement in connection with resales of Parent Common Stock.


                                  ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                            INDEMNIFICATION; ESCROW

      7.1  Survival of Representations and Warranties.  All of the Company's
           ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on (i) with respect to the representations which are subject to resolution through the audit process, the date which is the earlier of the date of the auditor's report for the first audit of Parent's financial statements commenced after the Closing Date or the Expiration Date (as defined below), and (ii) with respect to all other representations and warranties, the Expiration Date. For purposes of this Agreement, the "Expiration Date" shall mean the date which is one year following
                ---------------
the Closing Date.

     7.2   Obligation of the Company to Indemnify, Reimburse, etc.  Subject to
           ------------------------------------------------------
the provisions of Section 7.4 and 8.2 hereof, the Company, its successors and assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless Parent and Merger Sub and each of their successors and assigns and each of their respective directors, officers, employees, affiliates, and their respective successors and assigns (each a "Parent Indemnitee") from and against all Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company. For purposes of this Agreement, "Losses" shall mean
                                                            ------
any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses), net of (i) any tax benefits, savings or reductions and (ii) any insurance proceeds, in either case to which the Indemnified Party is entitled by virtue of such claims, losses, liabilities, damages, causes of action, costs and expenses.

      7.3  Obligation of Parent to Indemnify, Reimburse, etc.  Subject to the
           -------------------------------------------------
provisions of Section 7.4 hereof, Parent and Merger Sub and their respective successors and assigns, jointly and severally, shall indemnify, defend and hold harmless the Company and its successors and assigns and each of its directors, officers, employees, affiliates, and their respective successors and assigns (each a "Company Indemnitee") from and against any Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Parent or Merger Sub.

      7.4  Limits on Indemnification, Reimbursement, etc.
           ---------------------------------------------

          (a) Absent fraud or willful misconduct of any party (for which there shall be no limitation of liability of any party), no Parent Indemnittee or the Company Indemnittee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement until Losses which would otherwise be indemnifiable hereunder, and have been incurred by such party and other indemnitees associated with or related to such party, exceed $150,000 (at which point, such party or parties to be indemnified hereunder shall be entitled to receive indemnification only for such Losses in excess of such $150,000 amount); provided, that after such $150,000 amount has been satisfied, no party
         --------
shall be entitled to make a claim under this Agreement or the Escrow Agreement for an amount that is less than $40,000; provided, further, that such party or
                                         -----------------
parties to be indemnified shall be entitled to aggregate all Losses incurred by such party or other indemnitees associated with or related to such party in calculating such $40,000 amount.

          (b) The sole and exclusive remedy and recourse by any Parent Indemnittee against the Company' stockholders (in their capacities as such) for breach of representations, warranties, covenants and agreements in this Agreement, its schedules, exhibits, attachments and related certificates shall be pursuant to the Escrow Agreement. Any recovery of any Parent Indemnittee against the Company's option holders or stockholders (in their capacities as such) for breach of representations, warranties, covenants and agreements in this Agreement, its schedules, exhibits, attachments and related certificates shall in all events limited to the Escrow Fund.

     7.5   Escrow Arrangements.  Concurrent with the Effective Time, the Escrow
           -------------------
Amount shall be placed in an escrow fund (the "Escrow Fund"), to be governed by the terms of the Escrow Agreement. The Escrow Fund shall be available to compensate Parent and its affiliates for losses incurred by Parent and its affiliates in connection with breaches of representations, warranties, or covenants contained herein or delivered pursuant hereto. The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement. The Escrow Fund shall terminate at the Expiration Date.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

      8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
           -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

           (a) by mutual consent of the Company and Parent;

           (b) by Parent or the Company if: (i) the Effective Time has not occurred by February 28, 1999 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date);
(ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any material portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Parent.

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in
Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

          (f) by Parent if a Triggering Event (as defined below) shall have occurred;

          (g) by the Company at any time prior to the approval of the Merger by the stockholders of the Company, if the Company's board of directors determines to pursue a Superior Proposal (by the execution of a letter of intent with respect thereto or otherwise).

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Company's board of directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of this Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Information Statement the unanimous recommendation of the Company's board of directors in favor of the adoption and approval of this Agreement and the approval of the Merger; (iii) the Company's board of directors fails to reaffirm its unanimous recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger within seven (7) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the date the Company's board of directors meets to consider an Acquisition Proposal; (iv) the Company's board of directors or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) the Company shall not have used commercially reasonable efforts to solicit consents or proxies from the Company's stockholders as promptly as practicable and in any event within seventy-five (75) days after the initial signing of this Agreement.

      8.2  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and, except as set forth in Section 8.3, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that, the provisions of Sections 5.3 and 5.4 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      8.3  Termination Fee.  If this Agreement is terminated pursuant to
           ---------------
Section 8.1(g), the Company shall pay to Parent an amount equal to $6,900,000 in cash within three business days following such termination. Any payment pursuant to this Section 8.3 shall be liquidated damages and, if paid, there shall be no further liability under this Agreement.

      8.4  Amendment.  Except as is otherwise required by applicable law after
           ---------
the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.5  Extension; Waiver.  At any time prior to the Effective Time, Parent
           -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE IX

                              GENERAL PROVISIONS

      9.1  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               International Network Services
               1213 Innsbruck Drive
               Sunnyvale, CA  94089
               Attention:  General Counsel
               Telephone No.:  (408) 542-0100
               Facsimile No.:  (408) 542-0101
               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: Elizabeth R. Flint
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 493-6811

          (b)  if to the Company, to:

               VitalSigns Software, Inc.
               2350 Mission College Boulevard
               Suite 650
               Santa Clara, CA  95054
               Attention:  Chief Executive Officer
               Telephone No.:  (408) 980-8844
               Facsimile No.:  (408) 980-8707

               with copies to:

               Tomlinson Zisko Morosoli & Maser LLP
               200 Page Mill Road
               Palo Alto, California 94304
               Attention: Timothy Tomlinson
               Telephone No.:  (650) 325-8666
               Facsimile No.:  (650) 324-1808

                         and

               Gray Cary Ware & Freidenrich LLP
               400 Hamilton Avenue
               Palo Alto, California 94301
               Attention: Bruce E. Schaeffer
               Telephone No.:  (650) 833-2051
               Facsimile No.:  (650) 327-3699


      9.2 Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the actual knowledge of such party, or of the officers and directors of such party. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.3 Material Adverse Effect.  The term "Material Adverse Effect" with
          -----------------------
respect to any person means a material adverse effect on the business, financial condition, assets (including intangible assets) or results of operations of such person and subsidiaries of such person taken as a whole; provided, however, that a Material Adverse Effect shall not be deemed to have
--------  -------
occurred primarily as a result of any of the following (or any combination of the following): (i) any effect or change occurring as a result of (A) general economic or financial conditions or (B) other developments that are not unique to such person and its subsidiaries but also affect other persons who participate or are engaged in the lines of business in which such person and its subsidiaries participate or are engaged or (C) any competitor's activities; (ii) any change in or effect on the business, financial condition, assets (including intangible assets) or results of operations of a person and its subsidiaries following the date of this Agreement resulting from a delay or, reduction in or cancellation or change in the terms of purchases from or other transactions with a person or any of its subsidiaries, demonstrated to be proximately caused by the pendency or announcement of this Agreement or the transactions contemplated hereby, to the extent so proximately caused; or (iii) failure in itself, but not any cause thereof, of a person's and its subsidiaries' results of operations to meet any internal or external predictions, projections, estimates or expectations.

      9.4 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.5 Entire Agreement; Assignment.  This Agreement, the schedules and
          ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations (other than the obligation of Parent to issue Parent Common Stock in the Merger) hereunder to their respective affiliates.

     The parties hereto acknowledge that Parent currently intends to change its state of incorporation from California to Delaware by way of the merger of Parent with and into Intrepid, a Delaware corporation and wholly-owned subsidiary of Parent (the "Reincorporation"). The parties agree that the
                           ---------------
Reincorporation shall not be deemed to be an assignment under this Agreement and that if the Reincorporation shall occur before the Effective Time, all references to Parent with respect to periods after the Reincorporation shall mean Parent, a Delaware corporation, unless the context otherwise requires.

      9.6 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.7 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.8 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that the DGCL shall govern all corporation actions to be undertaken by the Company except to the extent that the CCC applies to the Company with respect to the Company's status as a quasi-foreign corporation under the CCC. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

      9.9  Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.10 Specific Performance.  The parties hereto agree that irreparable
           --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.11 Stock Certificate Legends.  Each certificate representing any of the
           -------------------------
shares of Parent Common Stock to be issued pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED UNLESS: (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH SHARES, (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE, TRANSFER OR PLEDGE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT OR (iii) THE SHARES ARE SOLD PURSUANT TO RULE 144."

Parent covenants and agrees that with respect to transactions in Parent Common Stock subject to Rule 144 under the Securities Act involving former Company stockholders, Parent will process or cause to be processed all such transactions in a manner at least as prompt as similar transactions involving Parent affiliates. Parent agrees to remove the foregoing legend upon request of any former Company stockholder that would be entitled to sell such shares under Rule 144(k) under the Securities Act.

                 (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amended and Restated Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



INTERNATIONAL NETWORK SERVICES             VALIANT ACQUISITION CORP.



By: /s/ Kevin J. Laughlin                  By: /s/ Kevin J. Laughlin
   ----------------------------------         ------------------------------
     Kevin J. Laughlin                          Kevin J. Laughlin
     Vice President Finance and Chief           Chief Financial Officer
      Financial Officer


VITALSIGNS SOFTWARE, INC.



By: /s/ Montgomery Kersten
   ---------------------------------------
     Montgomery Kersten
     President and Chief Executive Officer



                        ***REORGANIZATION AGREEMENT***